C 14277

ARTICLES OF INCORPORATION

OF

CORPORATE DEVELOPMENT CENTERS, INC.

FIRST. The name of the corporation is:

CORPORATE DEVELOPMENT CENTERS, INC.

SECOND. Its registered office in the State of Nevada is located at 7604 Delaware Bay Drive, Las Vegas, Nevada 89128, that this Corporation may maintain an office, or offices, insuch other place within or without the State of Nevada as may be from time to time designated by the Board of Directors, or by the By-Laws of said Corporation, and that this Corporation may conduct all Corporation business of every kind and nature, including the holding of all meetings of Directors and Stockholders, outside the State of Nevada as well as within the State of Nevada.

THIRD. The objects for which this Corporation is formed are: To engage in any lawful activity, including, but not limited to the following:

(A) Shall have such rights, privileges and powers as may be conferred upon corporations by any existing law.

(B) May at any time exercise such rights, privileges and powers, when not inconsistent with the purposes and objects for which this corporation is organized.

(C) Shall have power to have succession by its corporate name for the period limited in its certificate or articles of incorporation, and when no period is limited, perpetually, or until dissolved and its affairs wound up according to law.

(D) Shall have the power to effect litigation in its own behalf and interest in any court of law.

(E) Shall have power to make contracts.

(F) Shall have power to hold, purchase and convey real and personal estate and mortgage or lease any such real and personal estate with its franchises. The power to hold real and personal estate shall include the power to take the same by devise or bequest in the State of Nevada, or in any other state, territory or country.

(G) Shall have power to appoint such officers and agents as the affairs of the corporation shall require, and to allow them suitable compensation.

(H) Shall have power to make By-Laws not inconsistent with the constitution or laws of the United States, or of the State of Nevada, for the management, regulation and government of its affairs and property, the transfer of its stock, the transaction of its business, and the calling and holding of meetings of its stockholders.

(I) Shall have power to dissolve itself.

(J) Shall have power to adopt and use a common seal or stamp, and alter the same. The use of a seal or stamp by the corporation on any corporate documents is not necessary. The corporation may use a seal or stamp, if it desires, but such use or nonuse shall not in any way affect the legality of the document.

(K) Shall have power to borrow money and contract debts when necessary for the transaction of its business, or for the exercise of its corporate rights, privileges or franchises, of for any other lawful purpose of its incorporation; to issue bonds, promissory notes, bills of exchange, debentures, and other obligations and evidences of indebtedness, payable at a specified time or times, or payable upon the happening of a specified event or events, whether secured by mortgage, pledge or otherwise, or unsecured, for money borrowed, or in payment for property purchased, or acquired, or for any other lawful object.

(L) Shall have power to guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of, or any bonds, securities or evidences of the indebtedness created by, any other corporation or corporations of the State of Nevada, or any other state or government, and, while owners of such stock, bonds, securities or evidences of indebtedness, to exercise all the rights, powers and privileges of ownership, including the right to vote, if any.

(M) Shall have power to purchase, hold, sell and transfer shares of its own capital stock and use therefor its capital, capital surplus, surplus, or other property or fund.

(N) Shall have power to conduct business, have one or more offices, and hold, purchase mortgage and convey real and personal property in the State of Nevada, and in any of the several states, territories, possessions and dependencies of the United States, the District of Columbia, and foreign countries.

(O) Shall have power to do all and everything necessary and proper for the accomplishment of the objects enumerated in its certificate or articles of incorporation, or any amendment thereof, or necessary or incidental to the protection and benefit of the corporation, and in general to carry on any lawful business necessary or incidental to the attainment of the objects of the corporation, whether or not such business is similar in nature to the objects set forth in the certificate or articles of incorporation of the corporation, or any amendment thereof.

(P) Shall have power to make donations for the public welfare or for charitable scientific or educational purposes.

(Q) Shall have power to enter into partnerships, general or limited, or joint ventures in connection with any lawful activities.

FOURTH. The aggregate number of shares the corporation shall have authority to issue shall be TWENTY FIVE MILLION (25,000,000) shares of common stock, par value one mil ($.001) per

share, each share of common stock having equal rights and preferences, voting privileges and preferences.

FIFTH. The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the By-Laws of this Corporation, providing that the number of directors shall not be reduced to fewer than one (1).

The name and post office address of the first Board of Directors shall be one (1) in number and listed as follows:

NAME	**POST OFFICE ADDRESS**
Stanley K. Stilwell	7604 Delaware Bay Drive Las Vegas, Nevada 89128

SIXTH. The capital stock, after the amount of the subscription price, or par value, has been paid in shall not be subject to assessment to pay the debts of the corporation.

SEVENTH. The name and post office address of the Incorporator signing the Articles of Incorporation is as follows:

NAME	**POST OFFICE ADDRESS**
Stanley K. Stilwell	7604 Delaware Bay Drive Las Vegas, Nevada 89128

EIGHTH. The resident agent for this corporation shall be: **STANLEY K. STILWELL**

The address of said agent, and the registered or statutory address of this corporation in the state of Nevada shall be:

7604 Delaware Bay Drive
Las Vegas, Nevada 89128

NINTH. The corporation is to have perpetual existence.

TENTH. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

Subject to the By-Laws, if any, adopted by the Stockholders, to make, alter or amend the By-Laws of the Corporation.

To fix the amount to be reserved as working capital over and above its capital stock paid in; to authorize and cause to be executed, mortgages and liens upon the real and personal property of this Corporation.

By resolution passed by a majority of the whole Board, to designate one (1) or more committees, each committee to consist of one or more of the Directors of the Corporation, which, to the extent provided in the resolution, or in the By-Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. Such committee, or committees shall have such name, or names as may be stated in the By-Laws of the Corporation, or as may be determined from time to time by resolution adopted by the Board of Directors.

When and as authorized by the affirmative vote of the Stockholders holding stock entitling them to exercise at least a majority of the voting power given at a Stockholders meeting called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the Board of Directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions as its Board of Directors deems expedient and for the best interests of the Corporation.

ELEVENTH. No shareholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the Corporation, whether now or hereafter authorized, or any bonds, debentures or securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.

TWELFTH. No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided however, that the foregoing provision shall not eliminate or limit the liability or a director or officer (i) for

acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts of omissions prior to such repeal or modification.

THIRTEENTH. This Corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon Stockholders herein are granted subject to this reservation.

I, THE UNDERSIGNED, being the incorporator hereinbefore named for the purpose of forming a Corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 28th day of August, 1995.

Stanley K. Stilwell

STATE OF NEVADA)
: ss.
COUNTY OF CLARK)

On this the 28th day of August, 1995, in Las Vegas, Nevada before me, the undersigned, a Notary Public in and for Las Vegas, State of Nevada personally appeared Stanley K. Stilwell, known to me to be the person whose name is subscribed to the foregoing document and acknowledged to me that he executed the same.

JAMES BOLANDER
Notary Public - Nevada
Clark County
My appt. exp. May 10, 1998

Notary Public

I, Stanley K. Stilwell, hereby accept as Resident Agent for the previously named Corporation.

8/28/95
Date

Stanley K. Stilwell

FY02-47371 (150.00)PE

DEAN HELLER
Secretary of State
101 North Carson Street, Suite 3
Carson City, Nevada 89701-4786
(775) 684 5708

Certificate of Amendment
(PURSUANT TO NRS 78.385 and 78.390)

Office Use Only
FILED # C14766-95

JAN 1 5 2002

IN THE OFFICE OF
DEAN HELLER SECRETARY OF STATE

Important: Read attached instructions before completing form.

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)
- Remit In Duplicate -

1. Name of Corporation:

CORPORATE DEVELOPMENT CENTERS, INC.

2. The articles have been amended as follows (provide article numbers, if available:

First:
The name of this corporation is
e-Perception, Inc.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is*:

64.7%

4. Signatures (Required):

President And Secretary

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.

F:\Client Files\3800-3899\3887\99-CorpRec-NVCERT-Amend Articles 2000-10-30.doc

Certificate of Amendment to Articles of Incorporation
Nevada Profit Corporation
(Pursuant to NRS 78.385 and 78.390)

FILED # C14766-95

MAY 2 9 2003

IN THE OFFICE OF
DEAN HELLER SECRETARY OF STATE

1. The name of this corporation is e-Perception, Inc.

2. The articles have been amended as follows:

The section entitled "FIRST" of the Articles of Incorporation is amended to read in its entirety as follows:

FIRST. The name of the corporation is:

PeopleView, Inc.

The section entitled "FOURTH" of the Articles of Incorporation is amended to read in its entirety as follows:

FOURTH. The Corporation shall have the authority to issue a total of 100,000,000 shares of capital stock having a par value of $.001 per share. All shares of capital stock of the Corporation shall be of the same class and shall have the same rights and preferences.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 56.46%.

4. Signature

James P. Stapleton
Chief Financial Officer
Secretary
Treasurer

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

FILED # C14766-95

MAY 26 2004

IN THE OFFICE OF
DEAN HELLER, SECRETARY OF STATE

Certificate of Amendment
(PURSUANT TO NRS 78.385 and 78.390)

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

PEOPLEVIEW, INC.

2. The articles have been amended as follows (provide article numbers, if available):

ARTICLE FIRST IS AMENDED TO READ IN ITS ENTIRETY AS FOLLOWS:

THE NAME OF THE CORPORATION IS AUXILIO, INC.

ARTICLE FOURTH IS AMENDED TO READ IN ITS ENTIRETY AS FOLLOWS:

BOTH THE AUTHORIZED AND THE OUTSTANDING CAPITAL SHARES OF THE CORPORATION ARE HEREBY REVERSE SPLIT ON A ONE FOR THREE BASIS. GIVING EFFECT TO THE REVERSE SPLIT, THE CORPORATION NOW HAS THE AUTHORITY TO ISSUE A TOTAL OF 33,333,333 SHARES OF CAPITAL STOCK HAVING A PAR VALUE OF $.001 PER SHARE. ALL SHARES OF CAPITAL STOCK OF THE CORPORATION SHALL BE OF THE SAME CLASS AND SHALL HAVE THE SAME RIGHTS AND PREFERENCES.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 62%

4. Effective date of filing (optional):

(must not be later than 90 days after the certificate is filed)

5. Officer Signature (required):

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees. See attached fee schedule.

Nevada Secretary of State AM 78.385 Amend 2003
Revised on: 11/03/03

STATE OF NEVADA
Secretary of State
I hereby certify that this is a true and complete copy of the document as filed in this office

MAY 27 2004

Dean Heller
By